SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 8, 2001


Exact  name  of  Registrant  as  specified  in  its charter:     Central Parking
Corporation

State  or  other  jurisdiction  of  incorporation:     Tennessee

Commission  File  Number:     001-13950

IRS  Employer  Identification  Number:     62-1052916

Address  of  principal  executive  offices:     2401  21st  Avenue  South
     Suite  200
     Nashville,  TN  37212

Registrant's  telephone  number,  including  area  code:     (615)  297-4255

Former  name  or  former  address,  if  changed  since
 last  report:     Not  applicable

ITEM  5.     OTHER  EVENTS

On August 8, 2001, the Registrant announced its acquisition of USA Parking Systems.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
     (c)  EXHIBITS
     Exhibit  No.  99.1     Text  of  press  release  dated  August  8,  2001

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Central Parking Corporation

               /s/  Hiram A. Cox
               -----------------

Date:  August  13,  2001     By:  Hiram  A.  Cox
     Chief  Financial  Officer

EXHIBIT  99.1
-------------

FOR  IMMEDIATE  RELEASE
-----------------------

Contacts:     William J.  Vareschi, Jr. (investor contact)
              Vice Chairman and Chief Executive Officer
              (615) 297-4255
              bvareschi@parking.com

              Richard Jonardi  (media contact)
              Communications Manager
              (615) 297-4255
              rjonardi@parking.com


         CENTRAL PARKING CORPORATION TO ACQUIRE FLORIDA PARKING COMPANY

NASHVILLE, TENN. (AUGUST 8, 2001) -- Central Parking Corporation (NYSE: CPC) today announced that it has signed an agreement to acquire the assets of USA Parking Systems, a privately held parking company headquartered in Fort Lauderdale, Florida. USA Parking has 62 locations and 46,000 parking spaces primarily in the Florida counties of Miami-Dade, West Palm Beach and Fort
Lauderdale-Broward and in Puerto Rico. The purchase price and other terms of the transaction were not disclosed. Closing of the transaction is expected within 30 days.

     William J. Vareschi, Jr., Vice Chairman and Chief Executive Officer, said "This acquisition will not only add to our presence in Florida but also provide us with a successful operating unit that specializes in full-service valet parking for top-of-the-line hotels. We are pleased that Bill Bodenhamer and his management team will continue to operate this as a wholly owned subsidiary focusing on this attractive segment of our market. We are excited about the opportunity to use our nationwide marketing organization to leverage USA
Parking's expertise and solid working relationships with a number of the nation's leading hotel chains."

Founded in 1980 by William H. Bodenhamer, Jr., USA Parking Systems has distinguished itself as "The Hospitality Parking Company " with an aggressive and energetic approach to parking and transportation services. Clients include Ritz-Carlton, St. Regis, Hyatt and Marriott hotels and resorts. "USA Parking Systems will remain an independent and separate service provider committed to growing our unique platform in five regions of the United States," said Mr. Bodenhamer. "Teaming with Central Parking positions us to duplicate and improve our business model aimed at building a customer-focused nationwide hospitality parking brand."

     Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation management services. The Company operates approximately 4,100 parking facilities containing approximately 1.5 million spaces at locations in 40 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Germany, Mexico, Poland, Spain, Venezuela and Greece.

     This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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